Exhibit 99(a)

Windstream reports first-quarter results

•	Business service revenues were $914 million, a 2 percent increase year-over-year

•	Consumer broadband service revenues were $117 million, a 5 percent increase year-over-year

•	Total business and consumer broadband revenues now represent 71 percent of total revenues

•	Total revenues and sales were $1.5 billion, a decline of 2 percent year-over-year

•	Adjusted OIBDA was $587 million, flat year-over-year

•	Total enterprise customers grew 7 percent year-over-year

Release date: May 9, 2013

LITTLE ROCK, Ark. - Windstream Corp. (Nasdaq: WIN) today reported first-quarter results highlighted by continued growth in strategic revenues.

Total business and consumer broadband revenues grew 2 percent year-over-year and now represent 71 percent of the company's total revenues.

Windstream's business sales teams continued to successfully leverage the company's national footprint, extensive fiber network and advanced suite of products and services to drive sales and increase profitability during the quarter.

Total enterprise customers, who generate $750 or more in revenue per month, grew 7 percent year-over-year. Average service revenue per business customer per month increased 6 percent from the same period a year ago.

“Our vision at Windstream is to be the premier enterprise communications and service provider while maintaining our stable consumer business, which will result in substantial cash flows and long-term support of our current dividend,” said Jeff Gardner, president and CEO. “We are successfully repositioning the company. Over the long term, we believe our strategy and investments will allow us to grow and increase shareholder value.”

Pro Forma Results

Business service revenues were $914 million in the first quarter, a 2 percent increase year-over-year.

Data and integrated services revenues were $400 million, an increase of 8 percent from the same period a year ago, primarily due to growth in integrated voice and data services, data center and managed services.

Carrier service revenues were $167 million, an increase of 3 percent year-over-year, largely related to fiber-to-the-tower installations.

“The business channel now represents 63 percent of revenue and will be an essential driver of our growth in the future,” Gardner said. “As a result, we began increasing our business sales force at the end of the quarter and plan to open four new data centers this year to capitalize on further revenue growth opportunities in areas where we are experiencing strong demand.”

Consumer broadband service revenues were $117 million, up 5 percent from the same period in 2012, driven by increased sales of broadband features and faster speeds.

Exhibit 99(a)

Overall consumer service revenues were $328 million, a decrease of 2 percent from the same period a year ago.

The company's solid business performance and steady consumer results again largely offset continued declines in its wholesale business.

Wholesale revenues in the first quarter were $152 million, a decline of 17 percent from the same period a year ago due to lower switched access revenues from declining consumer voice lines and lower intrastate access rates as part of intercarrier compensation reform implemented in July 2012.

Total revenues and sales were $1.5 billion, a decline of 2 percent from the same period a year ago.

Adjusted OIBDA was $587 million, flat year-over-year. Adjusted OIBDA is operating income before depreciation and amortization and merger and integration costs and removes the impact of restructuring charges, pension expense and stock-based compensation.

Adjusted capital expenditures were $234 million in the first quarter. In addition, the company spent $10 million in integration capital related to PAETEC network optimization opportunities and a billing system conversion.

Adjusted free cash flow was $248 million during the first quarter. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures.

GAAP Results

In the first quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.50 billion, operating income of $236 million and net income of $52 million, or 9 cents per share. That compares to total revenues and sales of $1.54 billion, operating income of $246 million and net income of $60 million, or 10 cents per share, during the same period in 2012.

GAAP results include approximately 1 cent in after-tax merger and integration and restructuring expense. Excluding these non-operational charges, adjusted earnings per share would have been 10 cents for the first quarter.

Conference call:

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company's first-quarter results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 35161548, ten minutes prior to the start time.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight on May 16. The replay can be accessed by dialing 1-855-859-2056, conference ID 35161548.

Exhibit 99(a)

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today.

About Windstream

Windstream Corp. (Nasdaq: WIN), a FORTUNE 500 and S&P 500 company, is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. For more information, visit www.windstream.com.
Pro forma results adjust results of operations under GAAP to exclude all merger and integration costs related to strategic transactions and the results of operations of the energy business acquired as part of PAETEC. A reconciliation of pro forma results to the comparable GAAP measures is available on the company's Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about Windstream's expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, the company's expected ability to fund operations, expected effective federal income tax rates, expected annualized savings from the management restructuring and forecasted capital expenditure amounts. These and other forward-looking statements, including statements about the company's ability to generate cash flows in future periods and to pay its current dividend, are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream's forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by us;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service, price of facilities and services provided by other carriers on which our services depend;

Exhibit 99(a)

•
the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation adopted in 2011, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	unfavorable results of litigation or intellectual property infringement claims asserted against us;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Exhibit 99(a)

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)	THREE MONTHS ENDED
			Increase
	March 31,	March 31,	(Decrease)
	2013	2012	Amount	%
UNDER GAAP (A):
Revenues and sales:
Service revenues	$1,455.2	$1,486.3	$(31.1)	(2)
Product sales	45.2	52.0	(6.8)	(13)
Total revenues and sales	1,500.4	1,538.3	(37.9)	(2)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	641.3	660.2	(18.9)	(3)
Cost of products sold	43.4	44.9	(1.5)	(3)
Selling, general and administrative	239.8	252.1	(12.3)	(5)
Depreciation and amortization	329.5	312.1	17.4	6
Merger and integration costs	5.1	22.3	(17.2)	(77)
Restructuring charges	4.9	0.9	4.0	*
Total costs and expenses	1,264.0	1,292.5	(28.5)	(2)
Operating income	236.4	245.8	(9.4)	(4)
Other income, net	2.3	6.6	(4.3)	(65)
(Loss) gain on early extinguishment of debt	(13.8)	1.9	(15.7)	*
Interest expense	(168.9)	(156.5)	(12.4)	(8)
Income from continuing operations before income taxes	56.0	97.8	(41.8)	(43)
Income taxes	3.7	37.3	(33.6)	(90)
Income from continuing operations	52.3	60.5	(8.2)	(14)
Discontinued operations	—	(0.1)	0.1	*
Net income	$52.3	$60.4	$(8.1)	(13)

Weighted average common shares	586.6	583.7	2.9	—
Common stock outstanding	592.7	588.2	4.5	1

Basic and diluted earnings per share:
Net income	$.09	$.10	($.01)	(10)

PRO FORMA RESULTS OF OPERATIONS (B):
Revenues and sales	$1,500.4	$1,538.3	$(37.9)	(2)
OIBDA (C)	$571.0	$580.2	$(9.2)	(2)
Adjusted OIBDA (D)	$587.1	$587.4	$(0.3)	—
Adjusted capital expenditures (E)	$233.9	$223.3	$10.6	5

* Not meaningful
(A)
We have revised the first three quarters of 2012 to reflect a change in the accounting for certain promotional credits for new consumer customers. Previously, these credits were deferred and amortized as a reduction of revenue over the length of the contract with the customer, whereas they should have been recognized in the month the credits were issued. We have determined that these corrections were not material to the periods affected.

(B)
Pro forma results adjusts results of operations under GAAP to exclude all merger and integration costs related to strategic transactions and the results of operations of the energy business acquired as part of PAETEC. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

(C)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(D)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

(E)
Adjusted capital expenditures exclude the impact of integration capital expenditures. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Operating Income and Capital Expenditures Under GAAP to Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)
	THREE MONTHS ENDED
			Increase
	March 31,	March 31,	(Decrease)
	2013	2012	Amount	%
Business operating metrics:
Customers (A)
Enterprise (B)	183.2	171.1	12.1	7
Small business (C)	443.8	481.2	(37.4)	(8)
Total customers	627.0	652.3	(25.3)	(4)
Net customer losses	(6.3)	(6.8)	0.5	(7)

Carrier special access circuits (D)	103.6	112.9	(9.3)	(8)

Consumer operating metrics:
Voice lines	1,812.9	1,911.5	(98.6)	(5)
Net voice line losses	(29.0)	(16.4)	(12.6)	(77)

High-speed Internet	1,205.9	1,215.3	(9.4)	(1)
Net high-speed Internet (losses) additions	(8.6)	7.5	(16.1)	*

Digital television customers	421.1	440.3	(19.2)	(4)

Total consumer connections	3,439.9	3,567.1	(127.2)	(4)

* Not meaningful
(A)	Business customers include each individual business customer location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise customers generate $750 or more in revenue per month.
(C)	Small business customers generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	March 31,	December 31,		March 31,	December 31,
	2013	2012		2013	2012
CURRENT ASSETS:			CURRENT LIABILITIES:

			Current maturities of long-term debt
Cash and cash equivalents	$54.4	$132.0	and capital lease obligations	$888.0	$881.6
Restricted cash	18.9	26.5	Current portion of interest rate swaps	28.6	29.0
Accounts receivable, net	594.1	614.1	Accounts payable	301.5	363.7
Inventories	71.4	75.0	Advance payments and customer deposits	223.2	223.3
Deferred income taxes	145.0	249.5	Accrued dividends	149.2	148.9
Prepaid income taxes	26.6	23.3	Accrued taxes	96.2	104.3
Prepaid expenses and other	204.2	179.7	Accrued interest	160.8	113.6
			Other current liabilities	257.4	304.0
Total current assets	1,114.6	1,300.1
			Total current liabilities	2,104.9	2,168.4

			Long-term debt and capital lease obligations	8,108.7	8,114.9
Goodwill	4,340.9	4,340.9	Deferred income taxes	1,815.2	1,896.3
Other intangibles, net	2,236.9	2,311.3	Other liabilities	670.8	697.6
Net property, plant and equipment	5,858.2	5,862.7	Total liabilities	12,699.6	12,877.2
Other assets	172.9	167.0

			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	1,023.1	1,098.3
			Accumulated other comprehensive income	0.7	6.4
			Retained earnings	—	—
			Total shareholders' equity	1,023.9	1,104.8

			TOTAL LIABILITIES AND
TOTAL ASSETS	$13,723.5	$13,982.0	SHAREHOLDERS' EQUITY	$13,723.5	$13,982.0

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED
	March 31,	March 31,
	2013	2012
Cash Provided from Operations:
Net income	$52.3	$60.4
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	329.5	312.1
Provision for doubtful accounts	16.1	14.7
Share-based compensation expense	12.4	7.4
Deferred income taxes	26.9	35.8
Unamortized net premium on retired debt	(38.7)	(16.2)
Amortization of unrealized losses on de-designated interest rate swaps	13.2	11.1
Plan curtailment and other, net	(22.6)	(13.1)
Changes in operating assets and liabilities, net:
Accounts receivable	3.9	(9.9)
Income tax receivable	—	121.1
Prepaid income taxes	(3.3)	(1.0)
Prepaid expenses and other	(25.6)	(56.9)
Accounts payable	(69.2)	22.8
Accrued interest	47.2	10.0
Accrued taxes	(8.1)	(14.7)
Other current liabilities	(31.6)	(42.3)
Other liabilities	(16.1)	(6.3)
Other, net	18.3	3.8
Net cash provided from operations	304.6	438.8
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(243.5)	(226.1)
Broadband network expansion funded by stimulus grants	(11.9)	(12.0)
Changes in restricted cash	7.6	(3.9)
Grant funds received for broadband stimulus projects	13.3	6.7
Disposition of wireless assets	—	57.0
Other, net	—	2.6
Net cash used in investing activities	(234.5)	(175.7)
Cash Flows from Financing Activities:
Dividends paid on common shares	(148.1)	(146.5)
Repayment of debt and swaps	(2,164.9)	(774.4)
Proceeds of debt issuances	2,195.0	505.0
Debt issuance costs	(19.6)	(2.2)
Payment under capital lease obligations	(4.0)	(5.4)
Other, net	(6.1)	(2.4)
Net cash used in financing activities	(147.7)	(425.9)
Decrease in cash and cash equivalents	(77.6)	(162.8)
Cash and Cash Equivalents:
Beginning of period	132.0	227.0
End of period	$54.4	$64.2

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
ADJUSTED OIBDA AND PRO FORMA ADJUSTED CAPITAL EXPENDITURES (NON-GAAP)
(In millions)
		THREE MONTHS ENDED
		March 31,	March 31,
		2013	2012

Operating income from continuing operations under GAAP		$236.4	$245.8
Pro forma adjustments:
M&I costs	(B)	5.1	22.3
Pro forma operating income		241.5	268.1
Depreciation and amortization expense	(B)	329.5	312.1
Pro forma OIBDA		571.0	580.2
Other adjustments:
Pension expense	(B)	(1.2)	(1.1)
Restructuring charges	(B)	4.9	0.9
Share-based compensation	(B)	12.4	7.4
Pro forma adjusted OIBDA		$587.1	$587.4

Capital expenditures under GAAP		$243.5	$226.1
Pro forma adjustments:
Integration capital expenditures		9.6	2.8
Pro forma adjusted capital expenditures	(C)	$233.9	$223.3

(A)	Pro forma results adjust results of operations under GAAP to exclude M&I costs related to strategic transactions.
(B)	Represents applicable expense as reported under GAAP.
(C)	Pro forma adjusted capital expenditures exclude the impact of integration capital expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
NOTES TO UNAUDITED RECONCILIATION OF OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
ADJUSTED OIBDA, PRO FORMA ADJUSTED CAPITAL EXPENDITURES

Windstream Corporation ("we," "us" or "our") has disclosed in our Form 8-K furnished on May 9, 2013, that we have presented in this package unaudited pro forma results, which excludes all merger and integration costs resulting from strategic transactions and the results of operations of the energy business acquired as part of PAETEC, which was included in discontinued operations and sold during the second quarter of 2012. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current presentation.

Our purpose for excluding non-recurring items, the results of the disposed operations, restructuring charges, pension and share-based compensation is to improve the comparability of results of operations for the three month period ended March 31, 2013, to the results of operations for the same periods of 2012 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current businesses. We use pro forma results, including pro forma OIBDA, pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, expected annualized savings from the management restructuring and forecasted capital expenditure amounts. These and other forward-looking statements include statements about our ability to generate cash flows in future periods and to pay our current dividend, and these statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the risks associated with any non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, leading to possible suspension or debarment from future participation in the programs for a significant period of time; or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts, potentially harming to our reputation with government agencies and resulting in possible restriction in future government activities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation or intellectual property infringement claims asserted against us; continued access line loss; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.